CUSIP No. 81424D109                                          Page 10 of 10 Pages



                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:  August 28, 2001

                                    FINANCIAL EDGE FUND, L.P.

                                    By: PL CAPITAL, LLC
                                        General Partner

                                    By:    /s/ John Palmer   /s/ Richard Lashley
                                           John Palmer       Richard Lashley
                                           Managing Member   Managing Member

                                    FINANCIAL EDGE - STRATEGIC FUND, L.P.

                                    By: PL CAPITAL, LLC
                                        General Partner

                                    By:    /s/ John Palmer   /s/ Richard Lashley
                                           John Palmer       Richard Lashley
                                           Managing Member   Managing Member


                                    PL CAPITAL, LLC

                                    By:    /s/ John Palmer   /s/ Richard Lashley
                                           John Palmer       Richard Lashley
                                           Managing Member   Managing Member


By:  /s/ John Palmer                    By:  /s/ Richard Lashley
     John Palmer                             Richard Lashley